EXHIBIT 4.13

TRUST AGREEMENT
OF
ITLA CAPITAL STATUTORY TRUST VII

         TRUST AGREEMENT, dated as of November 25, 2002, among (i) ITLA Capital Corporation, a Delaware corporation, as sponsor (the "Sponsor"), (ii) Wells Fargo Delaware Trust Company, as trustee, and (iii) George W. Haligowski, Timothy M. Doyle and Don Nickbarg, each an individual, as trustees (each of such trustees in (ii) and (iii) a "Trustee" and collectively, the "Trustees"). The Sponsor and the Trustees hereby agree as follows:

         1.         The trust created hereby shall be known as "ITLA Capital Statutory Trust VII" in which name the Trustees, or the Sponsor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

         2.         The Sponsor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitutes a statutory trust under Chapter 38 of title 12 of the Delaware Code, 12 Del. C. Section 3801, et seq. (the "Statutory Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Statutory Trust Act.

         3.         The Sponsor and the Trustees will enter into an amended and restated Trust Agreement, satisfactory to each such party and substantially in the form included as an exhibit to the 1933 Act Registration Statement (as defined below), or in such other form as the Trustees may approve, to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. However, notwithstanding the foregoing, all Trustees may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

         4.         The Sponsor and the Trustees hereby authorize and direct the Sponsor, as the agent of the Trust, (i) to file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) the Registration Statement on Form S-3 (the "1933 Act Registration Statement") including any pre-effective or post-effective amendments to the 1933 Act Registration Statement, relating to the registration under the Securities Act of 1933, as amended, of the Preferred Securities of the Trust and (b) a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended; (ii) to file with the Nasdaq National Market, the New York Stock Exchange or any other national securities exchange or automated quotation system (each an "Exchange"), and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities of the Trust to be listed on any Exchange; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or "Blue Sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable; (iv) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Preferred Securities of the Trust; and (v) to execute, deliver and perform on behalf of the Trust one or more underwriting agreements, dealer manager agreements, escrow agreements and other related agreements providing for or relating to the sale of the Preferred Securities of the Trust. The Trustees further hereby ratify and approve all actions having previously been taken with respect to the foregoing. In the event that any filing referred to in clauses (i) - (iii) above is required by the rules and regulations of the Commission, an Exchange or state securities or blue sky laws, to be executed on behalf of the Trust by one or more of the Trustees, each of the Trustees in its or his capacity as a Trustee, is hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that Wells Fargo Delaware Trust Company in its capacity as a Trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, an Exchange or state securities or blue sky laws. In connection with all of the foregoing, the Sponsor and each such Trustee, solely in its capacity as a Trustee of the Trust and not in their individual capacities, hereby constitutes and appoints George W. Haligowski, Timothy M. Doyle and Don Nickbarg, and each of them, as his or its, as the case may be, true and lawful attorneys-in-fact, and agents, with full power of substitution and resubstitution, for the Sponsor or such Trustee or in the Sponsor's or such Trustee's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, any Exchange and administrators of the state securities or blue sky laws, granting unto said attorneys-in- fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Sponsor or such Trustee might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, shall do or cause to be done by virtue hereof.

         5.         This Trust Agreement may be executed in one or more counterparts.

         6.         The number of Trustees initially shall be four (4) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of Trustees; provided, however, that the number of Trustees shall in no event be less than three (3); and provided, further that to the extent required by the Statutory Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any Trustee at any time. The Trustees may resign upon thirty days prior notice to the Sponsor; provided, however, that no resignation of Wells Fargo Delaware Trust Company shall be effective until a successor Delaware Trustee has been appointed and has accepted such appointment by instrument executed by such successor Delaware Trustee and delivered to the Trust, the Sponsor and Wells Fargo Delaware Trust Company.

         7.         To the fullest extent permitted by applicable law, the Sponsor agrees to indemnify the Trustees and any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Trustees (each of such persons being referred to as an "Indemnified Person") for, and to hold each Indemnified Person harmless against, any loss, liability or expense incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this paragraph 7 shall survive the termination of this Trust Agreement.

         8.         This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

         IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

ITLA CAPITAL CORPORATION as Sponsor
By:	/s/ Timothy M. Doyle
Name:	Timothy M. Doyle
Title:	Senior Managing Director and Chief Financial Officer
WELLS FARGO DELAWARE TRUST COMPANY as Trustee
By:	/s/ Edward L. Truitt, Jr.
Name:	Edward L. Truitt, Jr.
Title:	Vice President
/s/ George W. Haligowski George W. Haligowski, as Trustee
/s/ Timothy M. Doyle Timothy M. Doyle, as Trustee
/s/ Don Nickbarg Don Nickbarg, as Trustee